UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): January 11, 2008


                               CNS RESPONSE, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-26285                     87-0419387
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)


                         2755 BRISTOL STREET, SUITE 285
                          COSTA MESA, CALIFORNIA 92626
                (Address of Principal Executive Offices/Zip Code)

                                 (714) 545-3288
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

ITEM 5.02         DEPARTURE  OF  DIRECTORS  OR  CERTAIN  OFFICERS;  ELECTION  OF
                  DIRECTORS;   APPOINTMENT  OF  CERTAIN  OFFICERS;  COMPENSATORY
                  ARRANGEMENTS OF CERTAIN OFFICERS.

APPOINTMENT OF DR. HOFFMAN AS CHIEF MEDICAL OFFICER

         On January 11, 2008, we entered into an Employment Agreement (the "Employment Agreement") with Daniel Hoffman pursuant to which Dr. Hoffman will serve as our Chief Medical Officer commencing January 15, 2008. During the period of his employment, Dr. Hoffman will receive a base salary of $150,000 per annum, which is subject to upward adjustment. Dr. Hoffman will also have the opportunity to receive bonus compensation, if and when approved by our Board of Directors.

         Dr. Hoffman's employment is on an "at-will" basis, and Dr. Hoffman may terminate his employment with us for any reason or for no reason. Similarly, we may terminate Dr. Hoffman's employment with or without cause. If we terminate Dr. Hoffman's employment without cause or Dr. Hoffman involuntarily terminates his employment with us, Dr. Hoffman will be eligible to receive as severance his salary and benefits for a period equal to six months payable in one lump sum upon termination. If Dr. Hoffman is terminated by us for cause, or if Dr. Hoffman voluntarily terminates his employment, he will not be entitled to any severance. Dr. Hoffman will be entitled to four weeks vacation per annum, health and dental insurance coverage for himself and his dependents, and other fringe benefits that we may offer our employees from time to time.

         Prior to Dr. Hoffman's appointment to the position of Chief Medical Officer, Dr. Hoffman was granted options to purchase an aggregate of 814,062 shares of our common stock at an exercise price of $1.09 on August 7, 2007, as compensation for his services to us as a consultant. In accordance with the terms of the Employment Agreement, the terms of Dr. Hoffman's option grant will be amended to provide that in the event of a change of control transaction, Dr. Hoffman's options will partially accelerate.

         The description of Dr. Hoffman's employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

DR. HOFFMAN'S EXPERIENCE

         Dr. Hoffman is a Neuropsychiatrist with over 25 years experience treating general psychiatric conditions such as depression, bipolar disorder and anxiety. He provides the newest advances in diagnosing and treating attentional and learning problems in children and adults. Dr. Hoffman has authored over 40 professional articles, textbook chapters, poster presentations and letters to the editors on various aspects of neuropsychiatry, Quantitative EEG, LORETA, Referenced EEG, advances in medication management, national position papers and standards, Mild Traumatic Brain Injury, neurocognitive effects of Silicone Toxicity, sexual dysfunction and other various topics. Dr. Hoffman has given over 58 major presentations and seminars, including Grand Rounds at Universities and Hospitals, workshops and presentations at national society meeting (such as American Psychiatric Association and American Neuropsychiatric Association), national CME conferences, insurance companies, national professional associations, panel member discussant, and presenter of poster sessions. Dr Hoffman has a Bachelor of Science in Psychology from the University of Michigan, an MD from Wayne State University School of Medicine and conducted his Residency in Psychiatry at the University of Colorado Health Sciences Center. During the past five years, Dr. Hoffman has served as the President and CEO of Neuro-Therapy Clinic, P.C., a company that is focused on discovering ways to integrate technology into the creation of better business practices.

TRANSACTIONS WITH DR. HOFFMAN

         In connection with his appointment as Chief Medical Officer of the company, we entered into a Stock Purchase Agreement with Neuro-Therapy Clinic, P.C. ("Neuro"), a Colorado professional medical corporation wholly owned by Dr. Hoffman, and Dr. Hoffman. Pursuant to the agreement, Dr. Hoffman sold all of the shares of Neuro to us for a purchase price of $300,000 to be paid in cash. We expect the acquisition of Neuro will help us further define the opportunity to use technology in general, and our core technology referred to as "rEEG" in particular, to improve our business performance.

         Prior to his employment with us, Dr. Hoffman participated in our private placement transaction which closed on May 16, 2007. In the private placement, we received gross proceeds of approximately $7.8 million from institutional investors and other high net worth individuals, including $50,000 from Dr. Hoffman. In exchange for his investment, Dr. Hoffman was issued 41,667 shares of our common stock, and a fully-vested five year non-callable warrant to purchase 12,501 shares of our common stock at an exercise price of $1.80 per share.

         In addition, Dr. Hoffman has acted as a consultant to the corporation on various matters since 2003. Prior to August of 2006, Dr. Hoffman was compensated for his services through the issuance of options to purchase an aggregate of 119,013 shares of our common stock at $0.12 per share, and through the issuance of 56,377 shares of our common stock. Subsequent to August of 2006, Mr. Hoffman has received cash payments in consideration for his services to us, as well as an option to purchase 814,062 shares of our common stock, as earlier described.

         Other than as described above, Dr. Hoffman did not have any material interest, direct or indirect, in any transaction to which we were a party since September 30, 2005, or which is presently proposed.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS


         (d)      Exhibits.

                  The following exhibit is filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  10.1 Employment Agreement by and between CNS Response, Inc. and Daniel Hoffman dated January 11, 2008.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CNS Response, Inc.



Date:    January 17, 2008                   By: /s/ Horace Hertz
                                                --------------------------------
                                                Horace Hertz
                                                Chief Financial Officer

                                  EXHIBIT INDEX



EXHIBIT NUMBER                           DESCRIPTION OF EXHIBIT
--------------             -----------------------------------------------------

     10.1 Employment Agreement by and between CNS Response, Inc. and Daniel Hoffman dated January 11, 2008.